                                                                     Exhibit 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                                   UTG, INC.

     1. Name. The name of the corporation is UTG, Inc.  (hereinafter the or this
"Corporation").

     2.  Registered  Office;  Registered  Agent.  The  registered  office of the
Corporation in the State of Delaware is 2711  Centerville  Road,  Suite 400, New
Castle County,  Wilmington,  Delaware  19808.  The Registered  Agent at the same address is Corporation Service Company.

     3. Purpose.  The purpose of the  Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware  General
Corporation Law.

     4. Capital Stock.

          A. Classes of Stock.  The  Corporation  is authorized to issue two (2)
     classes of stock  designated,  respectively,  "Common  Stock" (the  "Common
     Stock") and "Preferred Stock" (the "Preferred Stock").  The total number of shares which the  Corporation  is  authorized to issue is Seven Million One
     Hundred  Fifty  Thousand  (7,150,000),  each with a par value of $0.001 per share, of which Seven Million  (7,000,000) shares shall be Common Stock and
     One Hundred Fifty Thousand (150,000) shares shall be Preferred Stock.

     The following is a statement of the designations and the powers, privileges and rights,  and the  qualifications,  limitations  or  restrictions  thereof in respect of each class of capital stock of the Corporation.

          B. Common Stock.  The holders of the Common Stock shall be entitled to receive such  dividends as the Board of Directors  may declare from time to time,  provided that any and all preferred dividends on the Preferred Stock for the then current  quarter have been  theretofore set aside or paid, and all prior  quarterly  dividends  on the  Preferred  Stock have been paid in full.  Upon the liquidation of the  Corporation,  the holders of the Common
     Stock shall  receive,  share and share alike,  all of the net assets of the
     Corporation  remaining  after the  payment  of the  liquidation  preference payable with respect to the Preferred  Stock. The Common Stock shall not be subject to redemption or retirement.  Each holder of the Common Stock shall be entitled  to one vote for each share of such stock  standing in his name on the books of the Corporation.  The holders of the Common Stock shall not have cumulative voting rights in the election of directors.

          C. Preferred Stock.

               [1] Rank. The Preferred Stock is senior to the Common Stock,  and the Common  Stock is subject  to the  rights  and  preferences  of the
          Preferred Stock as hereinafter set forth.

               [2] Series.  The Preferred  Stock may be issued from time to time in one or more series in any manner  permitted  by law, as  determined from  time  to  time by the  Board  of  Directors  and  stated  in the resolution  or  resolutions  providing  for the issuance of such stock adopted by the Board of Directors  pursuant to authority hereby vested in it,  each  series  to be  appropriately  designated,  prior  to the issuance  of any  shares  thereof,  by some  distinguishing  letter or number. All shares of each series of Preferred Stock shall be alike in every  particular  (except as to the dates from which  dividends shall commence to accrue).  All shares of Preferred  Stock shall be of equal rank and have the same powers,  preferences  and rights,  and shall be subject to the same  qualifications,  limitations,  and  restrictions, without  distinction  between the shares of different  series thereof, except  only in  regard  to the  following  particulars,  which may be different in different series:

                    [a] dates  from  which  such  dividends  shall  commence  to accrue;

                    [b] the amount or amounts  payable upon  redemption  thereof and the manner in which the same may be redeemed;

                    [c] the amount or amounts  payable to holders  thereof  upon any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation;

                    [d] the provisions  relative to a sinking fund, if any, with respect thereto;

                    [e] terms and rates of  conversion or exchange  thereof,  if convertible or exchangeable; and

                    [f] the provisions as to voting rights, if any;

               provided  that if the stated  dividends  and  amounts  payable on liquidation are not paid in full, the shares of all series of the
               Preferred  Stock shall share  ratably in the payment of dividends including accumulation, if any, in accordance with the sums which would be payable on such shares if all  dividends  were  declared and paid in full, and in any distribution of assets other than by way of  dividends  in  accordance  with the sums  which  would be payable on such  distribution if all sums payable were discharged in full.

                    The designation of each particular series of Preferred Stock and its terms in respect of the  foregoing  particulars  shall be fixed and  determined  by the Board of  Directors  in any  manner permitted  by law and  stated in the  resolution  or  resolutions providing  for the issuance of such stock adopted by the Board of
               Directors  pursuant to authority  hereby vested in it, before any shares of such series are issued,  and shall be set forth in full or  summarized  on the stock  certificates  for such series.  The
               Board of Directors  may from time to time  increase the number of shares of any  series  of  Preferred  Stock  already  created  by providing  that any  unissued  shares of  Preferred  Stock  shall constitute  part of such series,  or may decrease  (but not below the  number of shares  thereof  then  outstanding)  the number of shares of any  series  of  Preferred  Stock  already  created  by providing that any unissued  shares  previously  assigned to such series  shall no longer  constitute  part  thereof.  The Board of
               Directors  is hereby  empowered  to  classify or  reclassify  any unissued  Preferred Stock by fixing or altering the terms thereof in respect of the  above-mentioned  particulars  and by assigning the same to an existing or newly created series from time to time before the issuance of such stock.

          [3] Dividends.  The holders of Preferred Stock of each series shall be entitled to receive,  out of any funds  legally  available for the purpose, when and as declared by the Board of Directors,  cash dividends  thereon at such  rate per  annum as shall  be  fixed  by  resolution  of the  Board of
     Directors for such series,  and no more, payable as determined by the Board of Directors in the resolution  creating such series.  Such dividends shall be cumulative or non-cumulative, as determined by the Board of Directors in fixing the rights and preferences of such series,  and if cumulative  shall be deemed to accrue from day to day  regardless of whether or not earned or declared,  and shall  commence  to accrue  with  respect  to each  share of
     Preferred  Stock  from  such  date or dates as may be fixed by the Board of
     Directors prior to the issue thereof.

          In no event, so long as any Preferred Stock shall remain  outstanding, shall any dividend  whatsoever  (other than a dividend payable in shares of stock ranking junior to the Preferred Stock as to the dividends and assets)
     be declared or paid upon, nor shall any  distribution be made or ordered in respect of, the Common  Stock or any class of stock  ranking  junior to the
     Preferred Stock as to dividends or assets, nor shall any moneys (other than the net  proceeds  received  from the sale of stock  ranking  junior to the
     Preferred  Stock as to dividends and assets) be set aside for or applied to the purchase or redemption  (through a sinking fund or otherwise) of shares of  Common  Stock or of any  other  class of stock  ranking  junior  to the
     Preferred Stock as to dividends or assets, unless

               [a] all dividends on the  Preferred  Stock of all series for past dividend  periods  shall have been paid and the full  dividend  on all outstanding  shares  of  Preferred  Stock of all  series  for the then current dividend period shall have been paid or declared and set apart for payment; and

               [b] the  Corporation  shall have set aside all  amounts,  if any, theretofore required to be set aside as and for sinking funds, if any, for the Preferred  Stock of all series for the then current year,  and all  defaults,  if any,  in  complying  with  any  such  sinking  fund requirements in respect of previous years shall have been made good.

          [4]  Redemption.  The  Corporation,  at the  option  of the  Board  of
     Directors,  may at any time  redeem  the  whole,  or from  time to time may redeem any part of any series of Preferred Stock by paying therefor in cash the amount which shall have been  determined by the Board of Directors,  in the resolution or resolutions  authorizing such series,  to be payable upon the  redemption of such shares at such time.  Redemption may be made of the whole or any part of the outstanding  shares of any one or more series,  in the discretion of the Board of Directors;  if the redemption be a part of a series,  the shares to be  redeemed  may be  selected by lot, or all of the shares of such  series may be redeemed  pro rate,  in such manner as may be prescribed by resolutions of the Board of Directors.

          Subject  to  the  foregoing  provisions  and  to  any  qualifications, limitations,  or  restrictions  applicable  to  any  particular  series  of
     Preferred  Stock  which  may be  stated in the  resolution  or  resolutions providing  for the  issuance of such series,  the Board of Directors  shall have  authority  to  prescribe  from  time to time the  manner in which any series of Preferred Stock shall be redeemed.

          [5] Liquidation.  Upon any  liquidation,  dissolution or winding up of the Corporation,  whether voluntary or involuntary,  the Preferred Stock of each series shall be entitled, before any distribution shall be made to the
     Common Stock or to any other class of stock junior to the  Preferred  Stock as to  dividends  or  assets  to be paid the full  preferential  amount  or amounts fixed the Board of Directors for such series as herein  authorized, but the  Preferred  Stock shall not be entitled to any further  payment and any remaining net assets shall be distributed ratably to the holders of the outstanding Common Stock. If upon such liquidation,  dissolution or winding up of the Corporation,  whether voluntary or involuntary, the net assets of the Corporation  shall be insufficient to permit the payment to the holders of all  outstanding  shares of  Preferred  Stock of all  series of the full preferential  amounts to which  they are  respectively  entitled,  then the entire net assets of the  Corporation  shall be distributed  ratably to the holders of all  outstanding  shares of Preferred Stock in proportion to the full  preferential  amount to which each such share is entitled.  Neither a consolidation  nor a merger of the Corporation with or into any corporation or corporations nor the sale of all or  substantially  all of the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up within the meaning of this clause.

          [6] Voting. The holders of the Preferred Stock of each series shall be entitled to such voting rights,  if any, as shall be fixed by resolution of the Board of  Directors  in  creating  such  series.  If so provided in the resolution  creating  any  series of  Preferred  Stock,  the shares of such series may be nonvoting.

          [7] Conversion or Exchange.  Any series of Preferred Stock may be made convertible  into, or exchangeable  for, at the option of either the holder or the  Corporation or upon the happening of a specified  event,  shares of any other  class or  classes  or any other  series of the same or any other class or classes of stock of the Corporation, at such price or prices or at such rate or rates of exchange and with such adjustments as shall be stated
     in the resolution or  resolutions  providing for the issuance of such stock adopted by the Board of Directors.

               D. No Preemptive Rights. No stockholder of the Corporation shall, because of his ownership of stock, have a preemptive or other right to purchase,  subscribe  for or take any part of any stock or any part of the notes, debentures,  bonds, or other securities convertible into or carrying options or warrants to purchase stock of the Corporation. Any part of the capital stock and any part of the notes, debentures, bonds or other  securities  convertible into or carrying options or warrants to purchase  stock of the  Corporation  authorized  by the Articles of
          Incorporation  or any  amendment  thereto,  may at any time be issued, optioned for sale, and sold or disposed of by the Corporation pursuant to resolutions of its Board of Directors to such persons and upon such terms as may to such Board seem proper  without  first  offering  such stock or securities or any part thereof to existing stockholders.

     5.  Incorporator.  The  name  and  original  mailing  address  of the  sole incorporator is as follows:  WTamp;C Corporate  Services,  Inc., 500 West Jefferson
Street, Suite 2800, Louisville, Kentucky 40202.

     6. Elimination of Director  Liability.  A director of the Corporation shall not be personally  liable to the  Corporation or its  stockholders  for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any  breach  of  the  director's  duty  of  loyalty  to the  Corporation  or its stockholders,  (ii) for acts or  omissions  not in good  faith or which  involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the
director  derived  an  improper  personal  benefit.   If  the  Delaware  General
Corporation Law is amended after the filing of the Certificate of  Incorporation of  which  this  Article  6 is a part  to  authorize  corporate  action  further eliminating or limiting the personal liability of directors,  then the liability of a director of the  Corporation  shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     Any repeal or modification of the foregoing  paragraph by the  stockholders of the  Corporation  shall not  adversely  affect any right or  protection  of a director of the Corporation existing at the time of such repeal or modification.

     7. Bylaws.  The Board of Directors of the  Corporation  is  authorized  and empowered  from time to time in its discretion to make,  alter,  amend or repeal the Bylaws of the Corporation, except as such power may be restricted or limited by Delaware General Corporation Law.

     8. Election of Directors.  Directors of the Corporation need not be elected by written ballot unless otherwise required in the Corporation's Bylaws.

     IN WITNESS WHEREOF,  this Certificate of Incorporation has been executed by the Incorporator of UTG, Inc. as of the 1st day of April, 2005.

                                            WT&C CORPORATE SERVICES, INC.

                                            By:____/s/ Barbara G. Mangus_______

                                               Barbara G. Mangus, Vice President